UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 8, 2015

Date of report (Date of earliest event reported)

Universal Insurance Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33251	65-0231984
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

1110 W. Commercial Boulevard, Fort Lauderdale, Florida 33309

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (954) 958-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 1.01     Entry into a Material Definitive Agreement

On June 8, 2015, Universal Insurance Holdings, Inc. (“Company”) entered into an agreement with Bradley I. Meier, the Company’s former Chairman, President and Chief Executive Officer, to purchase all of the outstanding shares of the Company’s Series M Convertible Preferred Stock (“Series M Stock”), thus eliminating the holder’s ability to elect two members to the Company’s Board of Directors. The Series M Stock will be retired and not available for reissue. Because the Series M Stock was convertible into five shares of common stock, the purchase price for the Series M Stock was approximately $128.47 per share, which is five times the average closing price of the Company’s common stock over a specified three-day period.

The preceding summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Repurchase Agreement, which is attached as Exhibit 10.1 and is incorporated by reference. An announcement of the repurchase, which is attached hereto as Exhibit 99.1, is also incorporated by reference.

ITEM 9.01     Financial Statements and Exhibits

(d)	Exhibits:

10.1	Repurchase Agreement, dated June 8, 2015, by and between Mr. Meier and the Company

99.1	Press release dated June 9, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: June 9, 2015	UNIVERSAL INSURANCE HOLDINGS, INC.

/s/ Sean P. Downes
Sean P. Downes
President and Chief Executive Officer